                                                                   EXHIBIT 4.6.1


                                SECOND AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") made as of June 4, 2002 by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities parties hereto ("Lenders").

                                  WITNESSETH:

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.


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         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                  "Amendment" means this Second Amendment to Second Amended and Restated Credit Agreement.

                  "Credit Agreement" means the Original Agreement as amended hereby.

                                   ARTICLE II.

                             Amendments and Waivers

         Section 2.1. Defined Terms. Section 1.1 of the Original Agreement is hereby amended to add the following definitions of Pari Passu Lender Hedging Obligations and Lender Hedging Obligations:

         "'Pari Passu Lender Hedging Obligations' means any Lender Hedging Obligations up to a maximum aggregate amount of $30,000,000 to the extent arising under a Hedge Agreement that explicitly states that such obligations are intended to be Pari Passu Lender Hedging Obligations under this Agreement."

         "'Lender Hedging Obligations' means all obligations arising from time to time under Hedge Agreements entered into from time to time between the Company or the Borrower and a Lender or an affiliate of a Lender which are within the definition of secured indebtedness under the Mortgage."

         Section 2.2. Pro Rata Treatment and Payments. Paragraph (f) of Section
3.8 of the Original Agreement is amended in its entirety to read as follows:

         "(f) Notwithstanding anything in this Section 3.8 or in any of the Loan Documents to the contrary, in the event that the Revolving Loans shall have become due and payable, and the Revolving Commitments shall have been terminated, pursuant to Section 8, any amounts received by the Administrative Agent from the Loan Parties or their Subsidiaries or from the Collateral in respect of the Borrower's Obligations shall be applied in the following order of priority:

                  (i) First, to reimburse the Administrative Agent for its fees, costs and expenses pursuant to the Loan Documents;


                                       2
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                  (ii) Second, to pay unpaid interest accrued on the Revolving
         Loans;

                  (iii) Third, (A) to pay all other outstanding Obligations (whether or not contingent) under, out of, or in connection with any of the Loan Documents or Letters of Credit, including the outstanding principal of the Revolving Loans and, after the payment of the outstanding principal of the Revolving Loans, to cash collateralize outstanding Letters of Credit (as contemplated pursuant to Section 8) and (B) to pay Pari Passu Lender Hedging Obligations (applied ratable to (A) and to (B) based upon the total outstanding Obligations under
         (A) and the lesser of the total outstanding Pari Passu Lender Hedging Obligations under (B) or $30,000,000); and

                  (iv) Fourth, once all of the foregoing Obligations (whether or not contingent) and Pari Passu Lender Hedging Obligations have been indefeasibly paid in full and all Letters of Credit have been terminated or cash collateralized (as contemplated pursuant to Section
         8), to the Borrower.

Agent shall have no responsibility to determine the existence or amount of Pari Passu Lender Hedging Obligations or other Lender Hedging Obligations and may reserve from the application of amounts under this paragraph (f) amounts distributable in respect of Pari Passu Lender Hedging Obligations until it has received evidence satisfactory to it of the existence and amount of such Pari Passu Lender Hedging Obligations."

         Section 2.3. Investments. Paragraph (i) of Section 7.7 of the Original Agreement is hereby amended by deleting from the proviso "$50,000,000" and inserting in place thereof "$100,000,000."

         Section 2.4. Releases of Guarantees and Liens; Designation of Subsidiaries. Section 10.14 of the Original Agreement is hereby amended by amending paragraph (a) in its entirety to read as follows and adding the following paragraph (c):

         "(a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1


                                       3
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(ii) to release Collateral to the extent provided in paragraph (c) of this
Section 10.14, or (iii) at such time as the Revolving Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, the Revolving Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person."

                                      * * *

         "(c) The Administrative Agent may release a portion of the Collateral from time to time without notice to or consent of any Lender so long as no Default or Event of Default has occurred and is continuing, no Borrowing Base Deficiency shall exist and the aggregate value of the Collateral released between Determination Dates pursuant to this paragraph (c) does not exceed $500,000, such value based upon the valuation of such Collateral at the time of the most recent Determination Date. The Administrative Agent shall release Collateral pursuant to this paragraph (c) only upon, and shall be protected in relying upon, a certificate of Borrower to the effect that the conditions of the preceding sentence exist with respect to the requested release of Collateral."

         Section 2.5. Partial Release of Collateral. Borrower and Majority Lenders hereby agree that Administrative Agent may release from the Liens under the Loan Documents the properties listed on Schedule I hereto.

         Section 2.6. Redetermination of the Borrowing Base and Collateral Value. Borrower, Administrative Agent and Majority Lenders hereby agree that, after giving effect to the partial release of Collateral described in Section 2.5, from the date hereof:

         (a) until the next date hereafter as of which the Borrowing Base is redetermined, the Borrowing Base shall be $225,000,000; and

         (b) until the next date hereafter as of which the Collateral Value is redetermined, the Collateral Value shall be $450,466,200.


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                                  ARTICLE III.

                           Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

         (a) Administrative Agent shall have received, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

                  (i) this Amendment;

                  (ii) an "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions attached thereto duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein,
         (2) a copy of the charter documents of Borrower and of the general partner of Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower previously delivered to Agent and Lenders in connection with the Original Agreement (which may, with respect to any such charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement);

                  (iii) a "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of the Company, which shall contain (1) a certification by such officers as to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 5.2 of the Original Agreement and (2) the calculations required to determine the Senior Debt Limit (along with the supporting documentation described in Section 5.2(c) of the Original Agreement);

                  (iv) documents similar to those specified in subsection (ii) of this Section with respect to each Subsidiary Guarantor (which may, with respect to charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement); and


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

                  (v) such other supporting documents as Administrative Agent may reasonably request.

         (b) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents.

         (c) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

                                  ARTICLE IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

         (a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

         (b) The Company and Borrower are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Borrower have duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Borrower hereunder.

         (c) The execution and delivery by the Company and Borrower of this Amendment, the performance by the Company and Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation, bylaws, or agreement of limited partnership of the Company or Borrower (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or Borrower. Except for those which have been obtained, no


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consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Borrower of this Amendment or to consummate the transactions contemplated hereby.

         (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         (e) The audited annual consolidated financial statements of the Company dated as of December 31, 2001 and the unaudited quarterly consolidated financial statements of the Company dated as of March 31, 2002 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Company.

                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company, Borrower or any Subsidiary Guarantor hereunder or under the Credit Agreement to any Lender shall be deemed to constitute


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representations and warranties by, and/or agreements and covenants of, such Loan
Party under this Amendment and under the Credit Agreement.

         Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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


         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                            CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

                            By: Chesapeake Operating, Inc., its general partner


                            By: /s/ MARTHA A. BURGER
                                ---------------------------------
                                Name:  Martha A. Burger
                                Title: Treasurer


                            CHESAPEAKE ENERGY CORPORATION


                            By: /s/ MARTHA A. BURGER
                                ---------------------------------
                                Name:  Martha A. Burger
                                Title: Treasurer & Sr. Vice President
                                       Human Resources

                            UNION BANK OF CALIFORNIA, N.A.
                            Administrative Agent, Collateral Agent,
                            Issuing Lender and Lender

                            By: /s/ RANDALL OSTERBERG
                                -------------------------------
                                Name:  Randall Osterberg
                                Title: Senior Vice President


                            By: /s/ SEAN MURPHY
                                --------------------------------
                                Name:  Sean Murphy
                                Title: Assistant Vice President

                            BANK OF OKLAHOMA, N.A.

                            By: /s/ JOHN N. HUFF
                                ---------------------------------
                                Name:  John N. Huff
                                Title: Vice President

                            BANK OF SCOTLAND


                            By: /s/ JOSEPH FRATUS
                               -----------------------------------
                               Name:  Joseph Fratus
                               Title: Vice President

                            BEAR STEARNS CORPORATE LENDING INC.

                            By: /s/ VICTOR BULZACCHELLI
                                ---------------------------------
                                Name:  Victor Bulzacchelli
                                Title: Authorized Agent

                            BNP PARIBAS


                            By: /s/ DAVID DODD   /s/ POLLY SCHOTT
                                ---------------------------------
                                Name:  David Dodd    Polly Schott
                                Title: Director      Vice President


                            COMERICA BANK - TEXAS

                            By:
                                ---------------------------------
                                Name:
                                Title:

                            COMPASS BANK


                            By: /s/ KATHLEEN J. BOWEN
                                ---------------------------------
                                Name:  Kathleen J. Bowen
                                Title: Vice President

                            CREDIT AGRICOLE INDOSUEZ


                            By:
                                ---------------------------------
                                Name:
                                Title:

                            NATEXIS BANQUES POPULAIRES


                            By: /s/ DONOVAN C. BROUSSARD
                                ---------------------------------
                                Name:  Donovan c. Broussard
                                Title: Vice President

                            /s/ LOUIS P. LAVILLE, III
                            -------------------------------------
                            Louis P. Laville, III
                            Vice President and Group Manager

                            PNC BANK, NATIONAL ASSOCIATION


                            By: /s/ DOUG CLARK
                                ---------------------------------
                                Name:  Doug Clark
                                Title: Vice President

                            RZB FINANCE LLC


                            By: /s/ FRANK J. YAUTZ
                                ---------------------------------
                                Name:  Frank J. Yautz
                                Title: First Vice President

                            By: /s/ PEARL GEFFERS
                                ---------------------------------
                                Name:  Pearl Geffers
                                Title: First Vice President

                            SUMITOMO MITSUI BANKING CORPORATION


                            By:
                                ---------------------------------
                                Name:
                                Title:

                            TORONTO DOMINION (TEXAS), INC.


                            By: /s/ DEBBIE A. GREENE
                                ---------------------------------
                                Name:  Debbie A. Greene
                                Title: Vice President


                            U.S. BANK NATIONAL ASSOCIATION

                            By:
                                ---------------------------------
                                Name:
                                Title:


                            WASHINGTON MUTUAL BANK, FA


                            By: /s/ MARK ISENSEE
                                ---------------------------------
                                Name:  Mark Isensee
                                Title: Vice President


                            CREDIT LYONNAIS NEW YORK BRANCH


                            By: /s/ BERNARD WEYMULLER
                                ---------------------------------
                                Name:  Bernard Weymuller
                                Title: Senior Vice President

Second Amendment


                              CONSENT AND AGREEMENT


By its execution below, each Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders and the other Loan Documents executed pursuant to the Credit Agreement (Carmen Acquisition Corp. and Sap Acquisition Corp. having become parties thereto by execution and delivery of that certain Assumption Agreement of even date herewith), (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer & Sr. Vice President Human Resources

THE AMES COMPANY, INC.


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

CHESAPEAKE ACQUISITION CORPORATION



By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title:  Treasurer

CHESAPEAKE OPERATING, INC.

By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title:  Treasurer & Sr. Vice President Human Resources


CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP

By: CHESAPEAKE OPERATING, INC., its General Partner

By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title:  Treasurer & Sr. Vice President Human Resources

CHESAPEAKE ROYALTY COMPANY


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title:  Treasurer


CHESAPEAKE-STAGHORN ACQUISITION L .P.
By: CHESAPEAKE OPERATING, INC., its General Partner



By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title:  Treasurer & Sr. Vice President Human Resources


CHESAPEAKE LOUISIANA, L.P.
By: CHESAPEAKE OPERATING, INC., its General Partner


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer & Sr. Vice President Human Resources

GOTHIC ENERGY CORPORATION


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

GOTHIC PRODUCTION CORPORATION


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

NOMAC DRILLING CORPORATION


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

CARMEN ACQUISITION CORP.


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

SAP ACQUISITION CORP.


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE MOUNTAIN FRONT CORP.


By: /s/ MARTHA A. BURGER
    ---------------------------------
    Name:  Martha A. Burger
    Title: Treasurer